4Q 2022 Earnings Supplemental Presentation February 23, 2023 © 2023 Envestnet, Inc. All rights reserved.

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements. © 2023 Envestnet, Inc. All rights reserved.

3 Non-GAAP Disclosure Statement This presentation contains the non-GAAP financial measures, “adjusted revenues”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021- 08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP. © 2023 Envestnet, Inc. All rights reserved.

4 4Q22 YoY Change FY22 YoY Change $292.9 (8.4%) $1,240.0 4.5% $53.8 (4.3%) $220.1 (15.9%) $0.45 (10.0%) $1.86 (23.1%) Envestnet Key Metrics MISSION Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. STRATEGY • Capture more of the addressable market • Modernize the digital engagement marketplace • Open the platform to the ecosystem Adjusted Revenue ($ millions) Adjusted EBITDA ($ millions) Adjusted EPS per diluted share Client Assets $5.1 trillion Number of Advisors ~106,000 Number of Accounts 18.3 million+ Number of Insights Delivered 20 million/day+ Total Number of Paying Users 37 million+ Total Firms on D&A Platforms 1,800+ Net Leverage Ratio 3.5x Cash and Cash Equivalents $162 million Convertible Debt Maturing 2023 $45 million Convertible Debt Maturing 2025 $317.5 million Convertible Debt Maturing 2027 $575 million Key Business Metrics Key Financial Metrics Key Debt Metrics © 2023 Envestnet, Inc. All rights reserved.

Envestnet is orchestrating the ecosystem that makes possible a connected, Intelligent Financial Life™

Data drives actionable intelligence	Scaled, cloud-native technology	The widest and growing universe of solutions

Financial Planning, Education, and Behavioral Coaching

Get out of debt · Start saving · Start investing · Accumulating · Decumulating · Estate planning

RIAs, Broker-dealers, Fintechs, Embedders

Investing · **Alternatives** · **Insurance** · **Credit** · **Retirement** · **Trust** · **Health**

ENVESTNET

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© 2023 Envestnet, Inc. All rights reserved.

6 2022 Fourth Quarter Results 3Q22 Outlook 4Q22 GAAP Results 4Q22 Adjusted Results** YoY Change (%)* Revenues $292.9 $292.9 -8.4% Adjusted EBITDA** -- $53.8 -4.3% EPS per diluted share $(0.85) $0.45 -10.0% *YoY change represents 4Q22 results vs. 4Q21 results for Adjusted Results. **Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted. (in millions except for per share amounts) © 2023 Envestnet, Inc. All rights reserved.

7 2022 Full Year Results 3Q22 Outlook FY22 GAAP Results FY22 Adjusted Results** YoY Change (%)* Revenues $1,239.8 $1,240.0 4.5% Adjusted EBITDA** -- $220.1 -15.9% EPS per diluted share $(1.59) $1.86 -23.1% *YoY change represents 2022 results vs. 2021 for Adjusted Results . **Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted. © 2023 Envestnet, Inc. All rights reserved. (in millions except for per share amounts)

8 2023 Full Year Outlook 3Q22 Outlook FY22 Actual Results FY23 Outlook (2/23/23) FY23 Outlook vs. FY22 Adjusted revenues* $1,240.0 $1,240 – $1,260 0% – 2% Adjusted EBITDA* $220.1 $242 – $252 10% – 14% Adjusted EBITDA* Margin 17.8% 19.5% – 20.0% n/a Normalized effective tax rate (9)% 25.5% n/a Diluted shares outstanding 65.8 66.3 n/a Adjusted EPS per diluted share* $1.86 $1.95 – $2.05 5% – 11% *Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. © 2023 Envestnet, Inc. All rights reserved. (in millions except for per share amounts)

2022 – A Year of Continued Execution -- Key areas of Investments -- © 2023 Envestnet, Inc. All rights reserved. Strategic and Operational Accomplishments In 2022, we signed over 250 new clients, including advisory firms, RIAs, fintechs, enterprises, and asset managers, connecting them to the power of the Envestnet ecosystem. We are capturing more of the addressable market We are modernizing the digital engagement with our customers We are strengthening the Envestnet ecosystem by adding new offerings and leveraging our industry-leading infrastructure

10 © 2023 Envestnet, Inc. All rights reserved. 2022 – A Year of Continued Execution We are capturing more of the addressable market Net asset flows in AUM/A totaled $57 billion in 2022 as we grew the level of business from both existing advisors and new advisors. The weighting of AUM within our AUM/A net flows was 56% during 2022. The number of accounts on our platform grew to 18.3 million, an increase of 5%. AUM/A accounts per advisor grew 9% to over 70. Advisors and accounts utilizing our overlay services grew 26% and 33%, respectively. Advisors and accounts using our direct indexing capabilities expanded by 48% and 30%, respectively.

11 © 2023 Envestnet, Inc. All rights reserved. 2022 – A Year of Continued Execution We are modernizing the digital engagement with our customers We introduced our Next Generation Proposal tool, which has now been enabled at over 87% of client firms. We grew financial planning capabilities through MoneyGuide APIs and Blocks. New firms and advisors leveraging Blocks grew by 41% in 2022. We advanced digital connectivity to our clients by delivering over 20 million insights per day in 2022, up from 11 million the year prior.

12 © 2023 Envestnet, Inc. All rights reserved. 2022 – A Year of Continued Execution We are strengthening the Envestnet ecosystem by adding new offerings and leveraging our industry- leading infrastructure Our partnership with FNZ will provide a fully digital, end-to-end custody offering to our clients and opens an international distribution channel for the Wealth Data Platform. We launched the API Developer Portal, which is integrated with Envestnet’s API Management System and provides on-demand documentation for APIs, single sign-on, and data extracts across the Envestnet enterprise. Our acquisitions of Redi2 Technologies, Truelytics, and 401kplans.com fortify and expand our capabilities and addressable market.

13 6%9% Path to Accelerating Revenue to Mid-Teens Growth Subscription Revenue Growth Rate 2025202220252022 AUM/A Revenue Growth Rate © 2023 Envestnet, Inc. All rights reserved. 13-17% 12-16% o RIA Managed Accounts o Retirement o Insurance o High Net Worth o Brokerage to Managed o Personalized Investment Solutions o Wealth Data Platform o Retirement o Aggregation & Verification o Asset Manager Partnerships

Path to Adjusted EBITDA Margin Expansion



17.8%
~20%
25%
Additional Opportunity
(up ~200 basis points)
Expense Reduction
Automation
Integration
Organization
Outsourcing
Real Estate
Organic Revenue Growth + Accelerants:
AUM/A:
RIA Managed Accounts
Retirement
Insurance
High Net Worth
Brokerage to Managed
Personalized Inv Solutions
Subscription:
Wealth Data Platform
Retirement
Agg & Verification
Asset Mgr. Partnerships
Expense Efficiency
Custody
Net Interest Income
Scale from Revenue Growth and Operational Efficiency
2022
2023
2025

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© 2023 Envestnet, Inc. All rights reserved.

15 Market and Industry Leading Footprint ~17,000 data sources 400 million+ linked consumer accounts 37 million+ Paid Subscribers 700+ Fintech Companies ~106,000 advisors $5.1 trillion in assets 18.3 million+ investor accounts 16 of 20 of the largest U.S. Banks 47 of 50 of the largest wealth management and brokerage firms 500+ of the largest Registered Investment Advisers Metrics as of December 31, 2022 © 2023 Envestnet, Inc. All rights reserved.

16 Total Platform Assets & Accounts Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Total Platform Assets $5,429 $5,720 $5,530 $4,990 $4,801 $5,091 1st Party Managed $31.3 $33.7 $32.2 $28.5 $27.0 $28.9 AUM $327.7 $362.0 $361.3 $325.2 $315.9 $341.1 AUA $430.6 $456.3 $432.1 $352.8 $350.6 $367.4 Subscription $4,670.8 $4,901.7 $4,736.5 $4,312.1 $4,134.4 $4,382.1 Assets ($B) Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Total Accounts 17.3 17.5 17.8 17.9 18.3 18.3 1st Party Managed 0.2 0.2 0.2 0.2 0.2 0.2 AUM 1.3 1.3 1.5 1.5 1.5 1.5 AUA 1.2 1.2 1.2 1.1 1.1 1.1 Subscription 14.8 15.0 15.2 15.3 15.6 15.7 Accounts (M) Growth by Segment Accounts Q4 2022 YoY Growth 1st Party Managed* 1% AUM 15% AUA -7% Subscription 5% Growth by Segment Assets Q4 2022 YoY Growth 1st Party Managed* -14% AUM -6% AUA -20% Subscription -11% *1st party managed represents assets directly managed, and overlay services provided, by Envestnet Asset Management. These accounts and assets are a component of AUM. © 2023 Envestnet, Inc. All rights reserved.

17 7% 9% 13% 8% 7% 8% 10% 6% 2015 2016 2017 2018 2019 2020 2021 2022 YTD 41.6% 43.2% 46.6% 48.1% 49.7% 51.2% 53.8% 2015 2016 2017 2018 2019 2020 2021 Secular Tailwinds Growth Opportunity Source: Cerulli Associates, “U.S. Broker/Dealer Marketplace 2022” Source: InvestmentNews, “2022 InvestmentNews Adviser Technology Study” 2022 YTD represents annualized data for the first 9 months of 2022 Source: Cerulli Lodestar Source: NewVantage Partners, “Data and AI Leadership Executive Survey 2022”; survey of senior executives at financial services (60%), healthcare/life sciences (21%), and other (19%) companies Wealth Management Firm Tech Expenditure as a Percentage of Revenue (median) 3.10% 3.19% 3.23% 3.22% 3.69% 3.69% 3.73% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 2015 2016 2017 2018 2019 2020 2021 Fee-Based Assets as a Percentage of Total Advisor-Managed Assets Organic Asset Growth Rates for the Managed Accounts Industry Percentage of Organizations Reporting an Increase in Data and AI Investments for 2022 92% 8% Investment is increasing Investment is not increasing © 2023 Envestnet, Inc. All rights reserved.

18 5.8% 5.6% 5.6% 5.7% 6.2% 6.5% 7.1% 7.4%(2) $55 $37 $59 $68 $60 $64 $89 $57 3.5 6.1 7.0 10.9 11.9 13.4 17.5 18.3 Enabling our Clients’ Growth (1) Excludes wirehouses and the direct channel; (2) Represents a market share figure as of Q3 2022. Industry data was sourced from Cerulli U.S. Broker/Dealer Marketplace 2022 and Cerulli Lodestar. 2022 industry fee-based asset data is an Envestnet estimate through 12/31/22. Managed account market share is calculated by dividing Envestnet’s AUM by industry managed account assets (excluding wirehouses and the direct channel). Total Assets on Envestnet’s Platform vs. Advice Industry Fee-Based Assets Excluding Wirehouses ($T) AUM/A Net Flows ($B) Platform Accounts (M) Envestnet Metrics: © 2023 Envestnet, Inc. All rights reserved. Managed Acct Market Share(1) HFRX Global HF -4.56% https://www.hfr.com/family-indices/hfrx 7% Weighting per Brooks 6/15/22 -22% $4.7 $5.2 $6.4 $6.5 $7.9 $9.3 $11.9 $9.9 est $0.9 $1.3 $1.7 $2.8 $3.8 $4.6 $5.7 $5.1 2015 2016 2017 2018 2019 2020 2021 2022 Industry Envestnet

19 Strong Balance Sheet and Liquidity Capital Position as of December 31, 2022 Cash and Cash Equivalents $162M Annual cash interest expense $11.0M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2023 $45M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $317.5M Convertible Debt 2025 0.75% coupon Convertible Debt Maturing 2027 $575M Convertible Debt 2027 2.625% coupon Net Leverage Ratio 3.5x (1) Run rate as of 12/31/22. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) We estimate the spread to be Adjusted SOFR + 225 bps based on our current leverage ratio. © 2023 Envestnet, Inc. All rights reserved.

20 Key Factors To Our Success 1 A leading competitive market position with scale across WealthTech, Solutions, and Data & Analytics 2 Secular tailwinds including fee-based advice, managed accounts, personalization, holistic advice, investment outsourcing, and spending on technology and data 3 Vast market opportunity provides significant organic growth potential featuring net inflows and improving effective fee rate 4 Investments are deepening client engagement and further expanding addressable market 5 Compelling business model with high level of recurring revenues and operating leverage aided by expense management and scalability investments 6 Comprehensive, integrated offering that provides compelling growth opportunities via partnership and acquisition © 2023 Envestnet, Inc. All rights reserved.

Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Retirement Solutions Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools © 2023 Envestnet, Inc. All rights reserved.

22 ENV Committed to Corporate Social Responsibility Envestnet is committed to empowering Financial Wellness for our communities, our employees, our advisors, and their clients Social & Human Rights Envestnet conducts our business in a responsible manner for our communities, our employees, our advisors and their clients. We fully support the basic rights of all individuals, follow fair and ethical labor practices and provide meaningful opportunities for development for our employees, promote giving back to the communities where we live and work and offer access to responsible investing. Commitment to the Environment We recognize that a healthy, sustainable future requires environmental stewardship, and we are committed to being mindful of the resources we consume. We continue to explore ways to further improve operational effectiveness and decrease our energy usage and carbon emissions. Strong Corporate Governance We are committed to the long-term success of Envestnet, as well as our shareholders, customers and employees, through strong corporate governance and ethical business practices. © 2023 Envestnet, Inc. All rights reserved.

Appendix

Illustrative Market Impact on Annualized Financials

Assuming +/-5% market change[1]

Asset-based revenues	Cost of revenues	Adjusted EBITDA[1] unmitigated
↕ ~$35M	↕ ~$21M	↕ ~$14M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

[1]Amounts represent annualized impact applicable to a 5% change in asset values on 4Q22 Annualized Revenue

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© 2023 Envestnet, Inc. All rights reserved.

Illustrative Market Impact Calculations

Illustrative Market Impact Model *($ in millions)*	**Assumptions**	
Total Revenue	4Q22 revenue, annualized	$1,172
x % asset-based	~60% of total revenue	60%
x % Blended Market Change[a]	See below calculation	-5%
= Revenue impact		($35)
- Impact on asset-based cost of revenue	~60% of asset-based revenue	($21)
= Impact on Adjusted EBITDA[1]	Unmitigated impact	($14)
[a]Blended Market Change		
% exposure to equity	60% equity allocation	60%
x % equity market performance	Assuming 5% equity market decline	-5%
+ % exposure to bond market	40% bond allocation	40%
x % bond market performance	Assuming 5% bond market decline	-5%
= Blended Market Change		-5%

- Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters.
- More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

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© 2023 Envestnet, Inc. All rights reserved.

26 Outlook Table The Company provided the following outlook for the first quarter ending March 31, 2023 and full year ending December 31, 2023. This outlook is based on the market value of assets on December 31, 2022. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. In Millions Except Adjusted EPS 1Q 2023 GAAP: Revenues: Asset-based $ 176.5 – 178.4 Subscription-based $ 117.5 – 118.0 Total recurring revenues $ 294.0 – 296.4 Professional services and other revenues $ 5.0 – 5.6 Total Revenues: $ 299.0 – 302.0 Asset-based cost of revenues $ 103.0 – 103.5 Total cost of revenues $ 110.2 – 110.7 Net income (a) Diluted shares outstanding 66.5 Net income per diluted share (a) Non-GAAP: Adjusted revenues(1): Asset-based $ 176.5 – 178.4 Subscription-based $ 117.5 – 118.0 Total recurring revenues $ 294.0 – 296.4 Professional services and other revenues $ 5.0 – 5.6 Total Revenues: $ 299.0 – 302.0 Adjusted EBITDA(1) $ 53.0 – 55.0 Adjusted net income per diluted share(1) $ 0.45 FY 2023 $ 1,239.8 – 1,259.8 (a) 66.3 (a) $ 1,240.0 – 1,260.0 $ 242.0 – 252.0 $ 1.95 – 2.05 (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. © 2023 Envestnet, Inc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

(in thousands) (unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Total revenues	$ 292,874	$ 319,621	$ 1,239,784	$ 1,186,517
Deferred revenue fair value adjustment	54	57	216	284
Adjusted revenues	$ 292,928	$ 319,678	$ 1,240,000	$ 1,186,801
Net income (loss)	$ (37,841)	$ (5,310)	$ (85,480)	$ 12,694
Add (deduct):				
Deferred revenue fair value adjustment	54	57	216	284
Interest income	(1,911)	(258)	(4,184)	(827)
Interest expense	3,536	4,249	16,843	16,931
Income tax provision (benefit)	8,603	(1,407)	7,061	7,667
Depreciation and amortization	33,340	29,515	130,548	117,767
Non-cash compensation expense	17,750	17,713	80,333	68,020
Restructuring charges and transaction costs	7,874	7,275	35,141	18,490
Severance	18,738	849	30,117	11,347
Accretion on contingent consideration and purchase liability	—	74	—	730
Fair market value adjustment on contingent consideration liability	—	—	—	(1,067)
Fair market value adjustment to investment in private company	(400)	—	(400)	(758)
Litigation and regulatory related expenses	722	2,432	6,055	7,591
Foreign currency	806	(117)	1,419	(7)
Gain on settlement of liability	—	—	—	(1,206)
Gain on insurance reimbursement	—	—	—	(968)
Non-income tax expense adjustment	914	(245)	802	(1,347)
Dilution gain on equity method investee share issuance	(2,583)	—	(9,517)	—
Loss allocations from equity method investments	3,542	1,540	8,874	7,093
(Income) loss attributable to non-controlling interest	663	(150)	2,300	(704)
Adjusted EBITDA	$ 53,807	$ 56,217	$ 220,128	$ 261,730

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© 2023 Envestnet, Inc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information) (unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income (loss)	$ (37,841)	$ (5,310)	$ (85,480)	$ 12,694
Income tax provision (benefit)	8,603	(1,407)	7,061	7,667
Income (loss) before income tax provision (benefit)	(29,238)	(6,717)	(78,419)	20,361
Add (deduct):				
Deferred revenue fair value adjustment	54	57	216	284
Non-cash interest expense	(239)	1,450	4,678	5,745
Cash interest - Convertible Notes	3,458	2,480	10,897	9,919
Non-cash compensation expense	17,750	17,713	80,333	68,020
Restructuring charges and transaction costs	7,874	7,275	35,141	18,490
Severance	18,738	849	30,117	11,347
Accretion on contingent consideration and purchase liability	—	74	—	730
Fair market value adjustment on contingent consideration liability	—	—	—	(1,067)
Fair market value adjustment to investment in private company	(400)	—	(400)	(758)
Amortization of acquired intangibles	18,087	17,217	71,901	68,587
Litigation and regulatory related expenses	722	2,432	6,055	7,591
Foreign currency	806	(117)	1,419	(7)
Gain on settlement of liability	—	—	—	(1,206)
Gain on insurance reimbursement	—	—	—	(968)
Non-income tax expense adjustment	914	(245)	802	(1,347)
Dilution gain on equity method investee share issuance	(2,583)	—	(9,517)	—
Loss allocations from equity method investments	3,542	1,540	8,874	7,093
(Income) loss attributable to non-controlling interest	663	(150)	2,300	(704)
Adjusted net income before income tax effect	40,148	43,858	164,397	212,110
Income tax effect	(10,238)	(11,184)	(41,921)	(54,088)
Adjusted net income	$ 29,910	$ 32,674	$ 122,476	$ 158,022
Basic number of weighted-average shares outstanding	55,119,075	54,678,195	55,199,482	54,470,975
Effect of dilutive shares:				
Options to purchase common stock	70,947	201,300	111,327	206,022
Unvested restricted stock units	265,187	665,222	390,270	633,384
Convertible notes	10,667,509	9,898,549	10,092,369	9,898,549
Warrants	—	93,947	—	73,715
Diluted number of weighted-average shares outstanding	66,122,718	65,537,213	65,793,448	65,282,645
Adjusted net income per share - diluted	$ 0.45	$ 0.50	$ 1.86	$ 2.42

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© 2023 Envestnet, Inc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year ended December 31,										
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net income (loss)	$0.47	$3.66	$13.98	$4.44	($55.57)	($3.28)	$4.01	($17.20)	($2.64)	$12.69	($85.48)
Accretion on contingent consideration and purchase liability	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73	-
Deferred revenue fair value adjustment	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28	0.22
Depreciation and amortization	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77	130.55
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	(0.76)	(0.40)
Fair market value adjustment on contingent consideration liability	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)	-
Foreign currency	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)	1.42
Impairment of equity method investment	-	-	-	-	0.73	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	0.79	1.47	-	-	-	-	-	-	-	-
Income tax provision (benefit)	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67	7.06
Interest expense	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93	16.84
Interest income	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)	(4.18)
Litigation related expense	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59	6.06
Loss allocation from equity method investments	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09	8.87
(Income) loss attributable to non-controlling interest	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)	2.30
Non-cash compensation expense	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02	80.33
Non-income tax expense adjustment	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)	0.80
Non-recurring gains	-	-	-	-	-	-	-	-	(5.88)	-	-
Other	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-	-
Re-audit related expenses	-	3.11	-	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49	35.14
Severance	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35	30.12
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	(4.23)	-	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	(1.21)	-
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	(0.97)	-
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	(1.65)	-	-
Dilution gain on equity method investee share issuance	-	-	-	-	-	-	-	-	-	-	(9.52)
Adjusted EBITDA	**$23.99**	**$38.59**	**$55.94**	**$76.07**	**$99.44**	**$128.89**	**$157.55**	**$193.29**	**$242.94**	**$261.73**	**$220.13**

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